UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Industrial Property Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholder:

We are pleased to inform you that we are preparing for the upcoming annual shareholder meeting for Industrial Property Trust, Inc. (“IPT”), which will be held on June 23, 2017.

Enclosed are the proxy materials, which describe the business to be conducted at the annual shareholder meeting. Please review them carefully. You are being asked to vote on three proposals, including to elect six directors, ratify the appointment of KPMG LLP as our independent auditor, and amend a provision of our charter to comply with a request from a state securities administrator.

Please respond to this proxy solicitation regarding your vote on these proposals. The board of directors recommends voting in favor of each of the proposals described in the proxy materials by calling 800-690-6903 with your proxy card and control number. Alternatively, you can call our proxy solicitor to cast your vote at 855-723-7822. Failure to obtain the required votes may result in the adjournment of the meeting until all voting requirements have been met.

If you have any questions, please contact your financial advisor, visit http://industrialpropertytrust.com, or call our proxy solicitor at 855-723-7822.

Sincerely,

Dwight L. Merriman III

Chief Executive Officer

THREE WAYS TO VOTE

	Phone	Online	Mail
PROXY QUESTIONS? Call 855-723-7822

WITHOUT A PROXY CARD

Call 855-723-7822 Monday to Friday, 9:00 a.m. to 9:00 p.m. EDT to speak with a proxy specialist.

WITH A PROXY CARD

Call 800-690-6903 with a touch-tone phone to vote using an automated system.

		WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.	VOTE PROCESSING Mark, sign and date your proxy card and return it in the postage-paid envelope provided.